Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation
Acirca, Inc.	Delaware
All Square Foods Limited	England
AMI Operating, Inc.	Texas
Arrowhead Mills, Inc.	Delaware
Avalon Holding Corporation	Delaware
Avalon Natural Products, Inc.	California
Bilash Foods Limited	England
Brash Brothers Limited	England
Celestial Seasonings, Inc.	Delaware
Churchill Food Products Limited	United Kingdom
Cresset Limited	Ireland
Cully & Sully Limited	Ireland
Daily Bread Ltd.	United Kingdom
Dana Alexander, Inc.	New York
Danival SAS	France
Daniels Chilled Foods Limited	England
Daniels Group Limited	England
Deboles Nutritional Foods, Inc.	New York
Ella's Kitchen Group Limited	United Kingdom
Ella's Kitchen (Brands) Limited	United Kingdom
Ella's Kitchen (IP) Limited	United Kingdom
Ella's Kitchen (International) Limited	United Kingdom
Ella's Kitchen Inc.	Delaware
ENV Lebensmittel GMBH	Germany
Farmhouse Fare Limited	England
GG UniqueFiber AS	Norway
General Therapeutics, Inc.	Delaware
Get Fresh Limited	England
Grains Noirs SA	Belgium
HC Holding BVBA	Belgium
Hain BPC, Inc.	Delaware
Hain-Celestial Canada, ULC	Nova Scotia
Hain Celestial Europe B.V.	Netherlands
Hain Celestial Ireland Limited	Ireland
Hain Celestial UK Limited	United Kingdom
Hain Europe NV	Belgium
Hain Frozen Foods UK Limited	United Kingdom
Hain Gourmet, Inc.	Delaware
Hain Holdings UK Limited	United Kingdom
Hain Pure Food Co., Inc.	California
Hain Refrigerated Foods Inc.	Delaware
Hain Yves, Inc.	Delaware
Health Valley Company	Delaware
Histon Sweet Spreads Limited	United Kingdom

Jason Natural Products, Inc.	California
Johnsons Fresh Products Limited	England
Johnsons Freshly Squeezed Juice Limited	England
Kineret Foods Corporation	New York
Lima S.A.R.L.	France
Lima SA/NV	Belgium
Little Bear Organic Foods	California
Natumi AG	Germany
Natural Nutrition Group, Inc.	Delaware
New Covent Garden Soup Company Limited (The)	England
nSpired Natural Foods, Inc	Delaware
Queen Personal Care, Inc.	Delaware
S Daniels plc	England
Spectrum Organic Products, LLC	California
Sun-Ripe Limited	England
Swissco Manufacturing Limited	Ireland
TenderCare International, Inc.	Colorado
Terra Chips, B.V.	Netherlands
The New Covent Garden Food Company Limited	England
W.S.L. NV	Belgium
Westbrae Natural Foods, Inc.	California
Westbrae Natural, Inc.	Delaware
Yves Fine Foods Inc.	Nevada
Zia Cosmetics, Inc.	California